Vehicles Sale and Purchase Agreement Page 1 of 13 车辆销售采购协议 第1页，共 13页 Execution Version 签署稿 Certain identified information marked with “[***]” has been omitted from this document  because it is both (i) not material and (ii) the type that the registrant treats as private or  confidential.  Vehicles Sale and Purchase Agreement 车辆销售采购协议 This Vehicles Sale and Purchase Agreement (“this Agreement”) is entered into on , 2023 by and between: 本车辆销售采购协议（“本协议”）由以下双方于 2023 年__月__日签订： Polestar Automotive China Distribution Co., Ltd., a limited liability company incorporated and existing under the laws of the PRC, with its Unified Social Credit Code: 91510112MA6D05KT88, (“Party A”); and 极星汽车销售有限公司，一家根据中国法律成立存续的有限责任公司，统一社会信用代码为 91510112MA6D05KT88（“甲方”）与 Polestar Technology (Zhongshan) Co., Ltd., a limited liability company incorporated and existing under the laws of the PRC, with its Unified Social Credit Code: 91442000MAD0U8HC29 (“Party B1”). 极星科技（中山）有限公司，一家根据中国法律成立存续的有限责任公司，统一社会信用代码为 91442000MAD0U8HC29（“乙方 1”）； Shanghai Polestar Shida Automotive Distribution Co., Ltd., a limited liability company incorporated and existing under the laws of the PRC, with its Unified Social Credit Code: 91310104MAD3W9K501 (“Party B2”, together with Party B1 “Party B”); 上海极星时达汽车销售有限公司，一家根据中国法律成立存续的有限责任公司，统一社会信用代码 为 91310104MAD3W9K501（“乙方 2”，与乙方 1 合称为“乙方”）。 Party A and Party B are referred to individually as a “Party” and collectively as “Parties”. 甲方和乙方以下分别简称为“一方”，合称为“双方”。 WHEREAS: 鉴于： (A) A Business Cooperation Agreement was signed between Polestar Automotive (Singapore) Distribution Pte Ltd, which is an Affiliate of Party A, and Hubei Xingji Meizu Group Co., Ltd which is an Affiliate of Party B, on June 19, 2023 ("Business Cooperation Agreement”); 甲方关联公司 Polestar Automotive (Singapore) Distribution Pte Ltd 与乙方关联公司湖北星 纪魅族集团有限公司于 2023 年 6 月 19 日签署了业务合作协议（“业务合作协议”）； (B) According to the Business Cooperation Agreement, Party B will purchase from Party A certain Polestar 4 vehicles from time to time ( “Vehicles”); and 根据业务合作协议，乙方将从不时从甲方购买某些极星 4 车辆 （“标的车辆”）；及 (C) Party A wishes to sell to Party B and Party B wishes to purchase from Party A the Vehicles according to the terms and conditions set forth in this Agreement (“Transaction”). 甲方希望根据本协议的条款条件向乙方销售、且乙方希望根据本协议的条款条件从甲方购 买标的车辆（“本次交易”）。 Vehicles Sale and Purchase Agreement Page 2 of 13 车辆销售采购协议 第2页，共 13页 NOW THEREFORE, it is agreed as follows: 因此，双方达成协议如下： 1 Definition 释义 When used in this Agreement, unless otherwise defined in other provisions hereof, the following terms shall have the meanings set out below: 除非本协议其他条款另有定义，下列词语在本协议中使用时应具有如下定义的含义： “Affiliate” means, with respect to a Person, any company or other entity which directly or indirectly Controls, is under common Control with, or is Controlled by, such Person through ownership of voting shares or otherwise; “关联公司”，就一主体而言，指通过拥有有表决权的股权或以其他方式直接或间接控制该主体、与 该主体受共同控制或被该主体控制的任何公司或其他实体； “Alternative Warehouse” has the meaning ascribed to it in Section 4.1; “替代仓库”具有第 4.1 条规定的含义； “Business Cooperation Agreement” has the meaning ascribed to it in Paragraph (A) of the Preamble. “业务合作协议”具有前言部分第(A)款规定的含义。 “Business Day” means a day when banks are open for business in the PRC (excluding Saturdays, Sundays and public holidays in the PRC); “工作日”指中国境内银行营业的一日（不包括周六、周日和中国公共假期）； “Control” means, in relation to a Person’s relationship with another Person, (i) the ownership or control of more than fifty percent (50%) of the voting power of the other Person, (ii) the power to appoint or elect a majority of directors of the other Person, or (iii) the power to direct the management and policies of the other Person, directly or indirectly, by contractual arrangements or otherwise. The terms “Controls” and “Controlled” shall have meanings correlative to the foregoing; “控制”，就某一主体与另一主体的关系而言，指通过合约安排或其他方式，直接或间接(i)拥有或控 制另一主体百分之五十（50%）以上的表决权，(ii)任命或选举另一主体半数以上董事的权力，或(iii) 主导另一主体的管理和政策的权力； “受控于”应具有前述相应的含义； “Delivery” has the meaning ascribed to it in Section 5.1; “交付”具有第 4.1 条规定的含义； “Designated Warehouse” has the meaning ascribed to it in Section 4.1; “指定仓库”具有第 4.1 条规定的含义； “Force Majeure Event” means any objective events which (i) are beyond the control of the Parties; (ii) are unforeseen, unavoidable, or insurmountable; (iii) arise after the date of this Agreement; and (iv) prevent total or partial performance by either Party of its obligations under this Agreement, including lightning, typhoon, storm, flood, fire, earthquake or other acts of nature, epidemic, pandemic, war, strike and civil disobedience; “不可抗力事件”指符合下述条件的任何客观事件：(i) 超出双方控制；(ii) 不可预见、不可避免或不可 克服，(iii) 在本协议签署之日之后发生；及(iv) 阻止任一方全部或部分履行其在本协议项下的义务的 任何客观事件，包括雷电、台风、暴风雨、洪水、火灾、地震或其他自然灾害、传染病、大流行病、 战争、罢工或非暴力反抗； Vehicles Sale and Purchase Agreement Page 3 of 13 车辆销售采购协议 第3页，共 13页 “Person” means any individual, firm, joint venture, partnership, cooperative enterprise, enterprise, association, company, corporation, body corporate, trust or unincorporated organisation, state or agency of a state, local or municipal authority, government or government body; “主体”指任何个人、事务所、合资公司、合伙、合营企业、企业、协会、公司、集团、法人团体、 信托或非法人组织、国家或国家机构、地方或市级当局、政府或政府部门； “Program Ok to Buy” means the earliest milestone of Polestar 4 when Polestar 4 Vehicles are permitted to be delivered to end customers in PRC； “项目可销售节点” 是指极星 4 标的车辆在中国允许向终端客户交付的最早节点； “PRC” or “China” means the People’s Republic of China, excluding, for the purposes of this Agreement, the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Region; “中国”指中华人民共和国，为本协议之目的，不包括香港特别行政区、澳门特别行政区及台湾； “RMB” means Renminbi or Chinese yuan, the lawful currency of the PRC; “人民币”指中国的法定货币人民币； “Transaction” has the meaning ascribed to it in Paragraph (C) of the Preamble; “本次交易”具有前言部分第(C)款规定的含义； “Vehicles” has the meaning ascribed to it in Paragraph (B) of the Preamble. “标的车辆”具有前言部分第 (B)款规定的含义。 2 Sale and Supply of Vehicles 标的车辆的销售和供应 2.1 Subject to and in accordance with the terms and conditions of this Agreement, Party A shall sell and supply the Vehicles to Party B, and Party B shall purchase the Vehicles from Party A. 受限于并根据本协议的条款和条件，甲方应向乙方销售和供应，且乙方应从甲方购买标的车 辆。 2.2 Subject to the production plan and capacity of the Vehicles, Party B undertakes to purchase from Party A no less than “[***]”Vehicles in total during the term of this Agreement. 受限于标的车辆的生产计划和产能，乙方承诺在本协议有效期内，乙方从甲方购买的标的车 辆总数不应少于“[***]”辆。 2.3 For sale and supply of the Vehicles, Party B shall, upon the Parties’ agreement on the Vehicles (including but not limited to the quantity thereof), place orders with Party A for the Vehicles from time to time to purchase the Vehicles. No order placed by Party B shall become valid until accepted in writing by Party A. The Parties agree that the format of the purchase order is attached hereto as Annex 1. 就标的车辆的销售和供应，在双方就标的车辆（包括但不限于其数量）达成一致后，乙方应 通过向甲方不时发出采购标的车辆的订单的方式购买标的车辆。乙方发出的订单在甲方书面 接受后方为有效。双方同意采购订单的格式如本协议附件 1 所示。 2.4 It is acknowledged and agreed that this Agreement and the Transaction hereunder are entered into by Party A in reliance upon the mutual understanding and agreement that the Vehicles will not be exported, sold or distributed outside of the PRC, unless otherwise agreed to by the Parties. 双方承认并同意，除非双方另有约定，标的车辆不会出口到中国境外或在中国境外出售或分 销，甲方系依赖于双方就此达成的共同理解和一致同意而订立本协议及本协议项下本次交易。 Vehicles Sale and Purchase Agreement Page 4 of 13 车辆销售采购协议 第4页，共 13页 2.5 It is further acknowledged and agreed that [***]. 双方进一步承认并同意[***]。 3 Price, Invoicing and Payment 价格、发票和付款 3.1 The price payable by Party B to Party A for each Vehicle shall be the price set forth in the order placed by Party B and accepted by Party A for such Vehicle, including but not limited to all chargeable factory fit options (if any) as having been specified by Party B and fitted to the Vehicle, systems charges, value added tax (VAT) and other applicable taxes (if any). 乙方应为每一标的车辆支付给甲方的价格应为乙方发出且甲方接受的该等标的车辆订单中载 明的价格，其中包括但不限于已由乙方指定并安装在标的车辆上的所有可收费工厂配件选项 (如有)、系统费用、增值税及其他适用税项(如有)。 3.2 For the avoidance of doubt, the price of any Vehicle shall not include “[***]”. The said “[***]” shall be finally paid to “[***]”in accordance with the terms agreed between Party A and “[***]”. If otherwise agreed in the subsequent Distribution Agreement signed by the Parties, the Distribution Agreement shall prevail 未免疑义，任何标的车辆的价格均不包括“[***]”。前述“[***]”的最终收款方为“[***]”，具体条件 以甲方与“[***]”之间的约定为准（“[***]”）。如后续双方签署的经销协议另有约定的，以经销 协议约定为准。 3.3 For Vehicles , Party A will issue the full special VAT invoice to Party B for the Price for the Vehicles as soon as reasonably practicable(within “[***]” Business Day after Party A received corresponding Vehicles invoice from the plant and the catalogue company and license information from Ministry of Industry and Information Technology to the golden system of Party A). Within “[***]” days after the date of the special VAT invoice issued by Party A, Party B shall pay to Party A by direct bank transfer the full Price for such Vehicles. Party B’s obligation of payment of such Price shall be deemed as fulfilled from the date of Party A’s receipt of the full amount of such Price in the bank account of Party A specified in Section 4 below or any other bank account of Party A designated by Party A in writing to Party B prior to the payment. 对于标的车辆，甲方应在收到工厂及目录公司发票以及对应车辆合格证信息从工信部系统推 送到甲方开票系统后合理可行时尽快（“[***]”个工作日内）就标的车辆的价格向乙方开具增值 税专用发票。乙方应在发票日于“[***]”日内向甲方直接银行转账支付该等车辆的价格全额。自 甲方在下文第 3.4 条所述甲方银行账户（或甲方在付款前书面向乙方指定的任何其他甲方银 行账户）收到上述价格全额之日起视为乙方完成该等价格的付款义务。 3.4 Party A’s bank account is as follows: 甲方银行账户如下： Company Name: “[***]” 公司名称：“[***]” Bank: “[***]” 开户行：“[***]” Bank Account: “[***]” 银行账号：“[***]” 3.5 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on "[***] per annum. If otherwise agreed in the subsequent Distribution Agreement signed by the Parties, the Distribution Agreement shall prevail.
如到期未付款，则每日迟延付款部分应当自动适用延迟付款罚息，该延迟付款罚息应当基于"[***]"进行计算日利率。如后续双方签署的经销协议另有约定的，以经销协议约定为准。

4 Delivery and Examination
交付与检查

4.1 Party A will deliver the inspected Vehicles to Party B in accordance to Incoterm "[***]", when these vehicles are unloaded at the agreed warehouse as stated on the delivery note (each a "**Designated Warehouse**")
甲方将根据"[***]"国际贸易术语：（"[***]"）向乙方交付标的车辆，即当车辆在双方约定的仓库卸货后交付，交付地点参照交货通知单（"**指定仓库**"）。

4.2 In case of Designated Warehouse is unavailable for Delivery, Party B should have the responsibility to arrange an alternative warehouse. Party A needs to be notified no less than "[***]"Business Days prior to the expected date of delivery to an alternative warehouses (an "**Alternative Warehouse**"). If Party B fails to designate an Alternative Warehouse in time, then Party A shall have the right to designate an backup Warehouse for Delivery until Party B has arranged alternative warehouse to receive the cars. No matter what warehouse is chosen, the delivery should be finished upon unloading at warehouse as stated in 4.1
如果某一指定仓库无法接收交付，乙方有责任安排替代仓库，甲方需要于预计交付日期前不少于"[***]"个工作日收到乙方书面通知可供使用的替代仓库（"**替代仓库**"），交付地点为该替代仓库。如果乙方未能在预计交付日期前不少于"[***]"个工作日指定替代仓库，甲方有权指定接收交付的备用仓库并将标的车辆交付到该备用仓库。无论选择哪个仓库交付，都将参照4.1 按照仓库卸货并完成交付。

4.3 Party A shall notify Party B when a vehicle has been produced at the manufacturing plant by the mechanism used by the parties for such communication. Party A shall arrange a pick-up plan and deliver the vehicle to Party B Assigned Warehouse. Party B shall be responsible for paying all related delivery fees on car basis upon deemed cost per unit agreed by both parties and true up-down upon the actual in the following months.
甲方应通过双方认可的沟通机制，及时通知乙方车辆已经在工厂下线完成生产。甲方有权安排提车计划并将车辆运至乙方指定的仓库。乙方有责任支付相关运输费，该运输费按照单车和双方认可的费率结算并在次月根据实际数多退少补。

4.4 Claims process:
索赔流程:

(a) For the transportation claim process, any shortage or damage during transportation to Party B's Assigned Warehouse shall be notified immediately to Party A upon unloading to the Party B's warehouse stated on the delivery note, and with the signatures of the transport company (on behalf of Party A) and the Party B (Or, designated company by Party B). including the names and the date.
关于运输索赔流程，任何运输到乙方指定仓库的运输过程中产生的毁损或缺失，应该在甲方将车辆运抵交付通知单注明的指定仓库并卸货时，乙方开展对运达车辆的检查并立即通知甲方，然后物流公司（代表甲方）和乙方（或乙方指定公司）在交付通知单上签署姓名和日期。

(b) The details of the transportation damages will be jointly issued in the VCR (vehicle Claim Record) document.
运输途中产生缺陷的具体信息将在 VCR(车辆索赔记录)文件中共同签发。

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(c) Class 3 damages: "[***]".
第三类损坏："[***]"。

(d) Class 2 & Class 1 damages: "[***]".
第一和第二类损坏："[***]"。

(e) For the Judgement between class 2 and class 1 vehicles, both parties will follow the China dealer association PDI guidelines.
对于第一和第二类损坏的判断，双方遵循乘用车新车售前检查服务指引。

(f) (f) Party B will repair and file the claim within "[***]" days of delivery, Party A will reimburse the damage compensation to Party B based on the alignment between the Parties.
乙方将在甲方交付后的"[***]"天内完成维修和索赔，甲方将报销双方达成一致的损害赔偿费用。

4.5 Party A will undertake insurance for each Vehicles from the time of loading to the time of Delivery thereof to Party B.
甲方将为每一标的车辆投保，保险期间为该等标的车辆装车运输之时至交付给乙方之时。

4.6 All costs and fees incurred in relation to Delivery of the Vehicles, including but not limited to the cost of the insurance set forth in Section 4.5, shall be borne and paid by "[***]". For the avoidance of doubt, in case of Delivery to an Alternative Warehouse designated by either Party B or Party A under Section 4.2 above, all transportation costs from the Designated Warehouse to the Alternative Warehouse, and all other additional costs incurred by Party A for Delivery to the Alternative Warehouse, shall be fully borne and reimbursed by Party B.
标的车辆的所有交付费用（包括但不限于第 4.5 条所述保险的费用）应由"[***]"承担和支付。为免疑义，在交付地点为乙方或甲方按上文第 4.2 条指定的替代仓库的情况下，从指定仓库到替代仓库的所有运输费用，以及甲方因向该替代仓库交付而发生的所有其他额外费用，均应由乙方承担。

4.7 Party A may choose to supply the Vehicles to its Affiliate for onward supply by such Affiliate to Party B, provided that Party A shall use commercially reasonable efforts to notify Party B in writing at least "[***]"Business Days (if otherwise agreed in the subsequent Distribution Agreement signed by the Parties, the Distribution Agreement shall prevail), prior to such supply change and shall cause such Affiliate to perform the Delivery obligations of such Vehicles in accordance with this Agreement. If such Affiliate fails to perform the delivery obligations, fail to fully perform, unable to perform or violate the obligations hereunder, Party A shall be deemed to have breached this Agreement, and Party A shall bear the corresponding liabilities for breach of contract and compensate for the direct losses caused to Party B.
甲方可选择向一家关联公司供应标的车辆，由该等关联公司继续向乙方供货，但前提是甲方尽商业合理努力提前"[***]"个工作日书面通知乙方（如后续双方签署的经销协议另有约定的，以经销协议约定为准），并应促使该等关联公司根据本协议履行该等标的车辆的交付义务。如该等关联公司未按约履行交付义务、未充分履行、无法履行或违反本协议项下的义务，视为甲方对本协议的违约，甲方应相应承担违约责任，赔偿给乙方带来的直接损失。

5 Transfer of Ownership and Risk
所有权和风险的转移

5.1 The title to the Vehicles shall to be owned by Party A and, subject to"[***]", shall be transferred to Party B "[***]".
标的车辆的所有权应归甲方所有，"[***]"，标的车辆的所有权转移至乙方。

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5.2 The risk of the Vehicles shall be transferred to Party B at the time of Delivery of the Vehicles to Party B.
标的车辆的风险应在标的车辆交付给乙方之时转移至乙方。

6 Warranty
保修

6.1 “[***]”
“[***]”

7 Term
期限

7.1 This Agreement will become effective upon being duly stamped by both Parties and shall remain in full force and effect from 1 December 2023 to “[***]”or such other date as mutually agreed by the Parties, unless terminated earlier in accordance with this Section .
本协议经双方正式盖章后生效，且除非根据本条提前终止，在 2023 年 12 月 1 日至“[***]”的期间内或双方同意的其他日期保持完全有效。

7.2 This Agreement may be terminated by mutual written agreement by both Parties. This Agreement shall terminate upon execution of the Distribution Agreement, subject to all matters covered by this Agreement having been covered by the Distribution Agreement.
本协议可由双方书面达成一致终止。经销协议签署后，若该协议已包含本协议的全部内容内容，则本协议将予以终止。

8 Notices
通知

8.1 All notices, applications, requests, approvals, consents, confirmations and waivers given under or in connection with this Agreement shall be in English or Chinese, in writing and will be deemed properly given if hand delivered or delivered by:
在本协议下或与本协议有关的所有通知、申请、要求、批准、同意、确认和弃权均应以英文或中文书就，应采用书面形式，并在以专人递送或下述方式发送时视为适当送达：

(a) prepaid registered or certified mail, return receipt requested;
预付邮费、要求回执的挂号信；

(b) by commercial courier or messenger service;
商业快递或信使服务；

(c) by facsimile; or
传真；或

(d) by email, provided that the notice (i) includes a signature block specifying the name of, and the position held in the sending Party by, the sender, and (ii) is sent to the email address of the receiving Party notified by the receiving Party to the sending Party pursuant to this Section .
电子邮件，但前提是（i）该通知包括写明发送人的姓名和在发送方担任职务的签名档，且（ii）该通知发送到接收方根据本条通知发送方的接收方电子邮件地址。

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8.2 Notices will be deemed given on the first to occur of the following:
通知视为在下述情形发生时（以先发生者为准）送达：

(a) when actually delivered;
实际送达之时；

(b) if sent by facsimile, when the sender receives an electronic confirmation of receipt if promptly followed by a confirmation copy given by another permitted method, unless the recipient acknowledges receipt of the facsimile;
若以传真发送，在发送人收到电子接收确认之时，但除非接收人确认收到传真，还须发送人随后立刻收到以其他允许的方式发送的该等确认的副本；

(c) if sent by mail, five (5) Business Days after mailing, unless the declaration is of particular relevance and unless the addressee proves that it has not received the notice; or
若以邮件发送，除非声明特别相关且除非收信人证明其未收到通知，在寄出后五（5）个工作日后；

(d) if sent by email, when (i) the sender receives an email acknowledgement from the recipient's information system showing that the notice has been delivered to the email address of the receiving Party notified by the receiving Party to the sending Party pursuant to this Section , or (ii) the notice enters an information system which is under the control of the receiving Party, or (iii) the notice is first opened or read by the intended addressee, whichever occurs first.
若以电子邮件发送，在下述时间（以先发生者为准）：（i）发送人从接收人的信息系统收到电子邮件确认之时，该确认表明通知已送达接收方根据本条通知发送方的接收方电子邮件地址，或者（ii）通知进入接收方控制的信息系统中之时，或者（iii）通知被意图发送给的收信人首次打开或阅读之时。

8.3 Notices shall be delivered to the addresses or facsimile numbers that either Party may designate, at any time, to the other by notice given in accordance with this Section .
通知发送到任何一方通过根据本条发送通知的方式随时向另一方指定的地址或传真号码。

9 Confidentiality
保密

9.1 Each Party and its sub-contractors and suppliers, and their respective officers, employees and agents shall keep confidential all non-public business or technical information relating to either Party or any of its respective suppliers or customers of which they become aware in connection with this Agreement.
每一方及其分包商和供应商及其各自的高级管理人员、员工和代理人均应对其与本协议有关而获知的、与任何一方或其任何供应商或客户的全部非公开商业或技术信息予以保密。

9.2 Except as provided in this Section , neither Party shall directly or indirectly disclose or transmit confidential information to any person other than its officers, employees and professional advisors required to know such confidential information to perform the obligation under this Agreement.
除本条中约定外，任何一方均不得直接或间接将保密信息披露或传输给除了其为履行本协议下义务而需要知道该等保密信息的高级管理人员、员工和专业顾问之外的任何人。

9.3 Each party will treat as confidential all non-public information concerning the other Party which is obtained under this Agreement and will not disclose such information to third parties,

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other than such Party's professional advisors. This confidentiality obligation, however, will not apply to:
每一方将对其在本协议下获得的、与另一方有关的所有非公开信息予以保密，且不会将该等信息披露给除了该一方的专业顾问之外的第三方。但上述保密义务不适用于下述信息：

(a) information that is known to the other Party at the time of disclosure;
在披露时已为另一方所知的信息；

(b) information that is or becomes available in the public domain through no fault of either Party;
非因另一方过错可以在公众领域获得的信息；

(c) information that is or becomes available to one Party from any third party who was not in breach of any confidentiality obligation to the other Party or of whose breach of any confidentiality obligation to the other Party was not aware; or
一方可以从任何第三方获得的信息，且该第三方未违反其对另一方承担的任何保密义务或该一方不知道该第三方违反其对另一方承担的任何保密义务；或

(d) information that one Party is required to disclose by law or court or governmental order or request from regulatory authorities.
一方被法律或法院或政府命令或主管当局要求披露的信息。

9.4 Should a Party receive a request for disclosure of confidential information from any Person other than Party B's authorized parties for technical information relating to the repair and maintenance of the Vehicles, such request shall be forwarded to disclosure Party for consideration. No such information may be disclosed by the receiving party without the prior consent of disclosure Party.
如果一方自任何主体收到披露保密信息的要求（但乙方授权方要求披露与标的车辆维修和维护有关的技术信息除外），其应将该等要求转发给披露方考虑。未经披露方事先同意，接收方不得披露该等信息。

10 Force Majeure
不可抗力

10.1 Upon the occurrence of a Force Majeure Event, either Party shall immediately notify in writing the other Party of such event and furnish within thirty (30) Business Days thereafter a certificate issued by an authoritative agency of the place where the Force Majeure Event occurs stating the details of such event and reasons for non-performance, partial non-performance or delayed performance. Depending on the impact of the Force Majeure Event on the Transaction, the Parties shall negotiate whether to terminate this Agreement or partly exempt any affected Party from, or allow an extension for, the performance of this Agreement in respect of such matters being affected by the Force Majeure Event. Neither Party shall claim against the other Party for damages caused by the Force Majeure Event. The Parties shall immediately take measures to perform this Agreement upon the cessation of the Force Majeure Event.
发生不可抗力事件时，任何一方应立即将该事件书面通知另一方，并应在不可抗力事件发生后的三十（30）个工作日内提供由不可抗力事件发生地的有权机构出具的证明文件，说明该事件的详细情况，及本协议不能履行、部分不能履行或者延期履行的理由。按照不可抗力事件对本次交易影响的程度，由各方协商决定是否解除本协议，或者就被不可抗力事件影响的事项部分免除任何受影响方履行本协议的责任，或者延期履行本协议。对不可抗力事件所造成的损害，任何一方不得向另一方提出赔偿要求。一旦不可抗力事件消失，各方应立即采取措施，继续履行本协议。

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11 Governing Law and Dispute Resolution
适用法律和争议解决

11.1 The provisions regarding governing law and dispute resolutions in the Business Cooperation Agreement shall apply to this Agreement.
业务合作协议中关于适用法律和争议解决的规定适用于本协议。

12 General Provisions
一般规定

12.1 In the event of any discrepancy or conflict between the terms of this Agreement and the terms of any Annex hereto, the terms of this Agreement shall prevail.
如果本协议条款与本协议附件的条款有任何不一致或冲突，应以本协议条款为准。

12.2 In case of anything is not stated in this Agreement, the Business Cooperation Agreement or the further detailed Distribution Agreement shall be signed by the Parties shall be applied.
本次交易未尽事宜，应当以业务合作协议的约定或者双方应当进一步签署的经销协议为准。

12.3 Neither Party shall make any public announcement in relation to this Agreement or the Transaction without the prior written consent of the other Party.
未经另一方事先书面同意，任何一方均不得就本协议或本次交易发布任何公开声明。

12.4 As the Business Partner of Party A, Party B shall be compliant with the Code of Conduct for Business Partner as revised by Party A from time to time, provided that Party A shall notify Party properly such updated version.
作为甲方的业务合作伙伴，乙方应当遵守甲方不时修订的业务合作伙伴行为准则，前提是甲方应及时通知乙方该等修订版本。

12.5 This Agreement shall be executed in English and Chinese in 2 originals, each of which will have the same force and effect. If there is any inconsistency between Chinese and English version, the Chinese version shall prevail. A facsimile or photocopy of a fully executed counterpart of this Agreement, or of a set of identical versions separately executed by the Parties, will be valid evidence of the existence and the terms of this Agreement.
本协议以中英文签署 2 份原件，每一份原件具有同等效力，中文与英文不一致的，以中文为准。经完全签署的本协议副本，或双方分别签署的一套相同版本的本协议，应构成本协议存在及其条款内容的有效证明。

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date first set forth above.
兹此，**各方**已于文首所载日期签署**本协议**，以昭信守。

COMPANY CHOPPED

Polestar Automotive China Distribution Co., Ltd. (company seal)
极星汽车销售有限公司（公章）

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date first set forth above.
兹此，**各方**已于文首所载日期签署**本协议**，以昭信守。

COMPANY CHOPPED

Polestar Technology (Zhongshan) Co., Ltd. (company seal)
极星科技（中山）有限公司（公章）

COMPANY CHOPPED

Shanghai Polestar Shida Automotive Distribution Co., Ltd. (company seal)
上海极星时达汽车销售有限公司（公章）

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Annex1: Automobile Purchase Order
附件 1 《车辆采购订单》

供货单位（盖章）：极星汽车销售有限公司（以下简称：甲方）
Supplier (seal): ______________________ (hereinafter referred to as: Party A)
购货单位（盖章）：________________（以下简称：乙方）
Purchaser (seal): _________________ (hereinafter referred to as: Party B)

This Purchase Order is made and placed in accordance with the Vehicles Sale and Purchase Agreement entered into by Party A and Party B on __ Day_____Month,_____Year.
本采购订单根据甲乙双方在 2023 年【】月【】日签署的《车辆销售采购协议》书就和发出。

序号 Number	车辆型号 Vehicle Model	车身颜色 Body color	内饰颜色 Interior Color	选装包 Option Package	未税单车小计(A) Price w/o VAT p.u	含税单车小计 (B=A*1.13) Price w.tax p.u	台数 (C) Quantity	小计含税金额 (D=B*C) Subtotal w.VAT
1								
2								
3								
总计 Total								
大写金额 Amount								

1. Product name, quantity, specifications, quotation and technical standards
产品品名、数量、规格、报价及技术标准

The specifications and technical standards (including quality requirements) of the above-mentioned products shall be subject to the national standards, industry standards and the model agreed upon by both parties.

上述产品的规格、技术标准（包含质量要求），以国家标准、行业标准和双方协商确定的样板为准。

2. Payment Term:
付款条款：

For Vehicles, Party A will issue the full special VAT invoice to Party B for the Price for the Vehicles as soon as reasonably practicable(within "[***]"Business Day) after Party A received corresponding Vehicles invoice from the plant and the catalogue company and license information from Ministry of Industry and Information Technology to the golden system of Party A. Within "[***]" days after the date of the special VAT invoice issued by Party A, Party B shall pay to Party A by direct bank transfer the full Price for such Vehicles.
对于标的车辆，甲方应在收到工厂及目录公司发票以及对应车辆合格证信息从工信部系统推送到甲方开票系统后合理可行时尽快（"[***]"个工作日内）就标的车辆的价格向乙方开具增值税专用发票。乙方应在发票日于"[***]"日内向甲方直接银行转账支付该等车辆的价格全额。

3. Party A's designated receiving account information:
甲方指定收款账户信息：
Company Name: "[***]".
Bank: "[***]"
Bank Account: "[***]"
公司名称："[***]"
银行："[***]"
银行账号："[***]"

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